1


                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                                Contact:   Stephen A. Fowle

July 19, 2005                                                    (302) 571-6833



                        WSFS ANNOUNCES 2Q '05 EPS OF $0.90

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $6.6 million, or $0.90 per diluted share. This compares to net income of $6.3 million, or $0.82 per share, for the second quarter of 2004. This $0.08 growth in earnings per share is a 10% increase over the same period in 2004. Earnings for the quarter were impacted by the previously announced refinancing of $50 million of Trust Preferred Securities, resulting in a non-cash charge, net of taxes, of $728,000, or $0.10 per share.

         Highlights for the second quarter of 2005 include: (i) growth in net loans of $57.6 million, or 4%, over balances at March 31, 2005, primarily in commercial and commercial real estate loans; (ii) continued strong asset quality with the ratio of nonperforming assets (NPA) to total assets of 22 basis points at June 30, 2005; and (iii) an increase in total retail deposits of $24.9 million, or 2%, over balances at March 31, 2005.

         The following is a brief discussion of the second quarter 2005 results.

Net Interest Income

         Net interest income for the second quarter of 2005 was $17.8 million. This compares to the $15.6 million reported for the same quarter in 2004 and the $18.1 million reported for the first quarter of 2005. The net interest margin percentage of 3.03% for the second quarter of 2005 declined from 3.23% for the first quarter of 2005. The net interest margin was negatively

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
                                                                               2


affected by 18 basis points due to the redemption of $50 million of WSFS Capital Trust I Securities, which carried an interest rate of LIBOR plus 250 basis points. In connection with the redemption, the Company recognized a $1.1 million (pre-tax) non-cash charge from the write-down of the unamortized debt issuance costs of the called securities as a charge to interest expense. In conjunction with this redemption, the Company issued $65 million aggregate principal amount of Pooled Floating Rate Capital Securities, which carry an interest rate of LIBOR plus 177 basis points. Without this charge the margin would have been 3.21% for the second quarter of 2005.

         Overall portfolio yields on loans have continued to trend upward due to higher prevailing rates combined with the Bank's recent growth in variable rate loans. Additionally, the gross yield on the Bank's mortgage-backed securities
(MBS) portfolio was 4.42% in the second quarter of 2005 versus 4.33% in the first quarter of 2005. The weighted average duration of the MBS portfolio was
2.7 years at June 30, 2005 compared to 3.1 years at March 31, 2005.

Loans and Asset Quality

         Net loans grew $57.6 million, or 4%, during the second quarter of 2005 to $1.7 billion at June 30, 2005. Net loans grew $259.7 million, or 19%, versus June 30, 2004. Loan volume increases resulted primarily from continued strong growth in commercial and commercial real estate (CRE) loans, which increased $55.2 million, or 6% from balances at March 31, 2005 and $262.6 million, or 34% from balances at June 30, 2004. The following table summarizes the current loan balances and composition as well as recent changes in balances and composition.


                                            At                        At                    At
       (Dollars in thousands)          Jun. 30, 2005            Mar. 31, 2005         Jun. 30, 2004
                                    ----------------------   --------------------  ---------------------

                                       Amount         %         Amount       %        Amount        %
                                       ------         -         ------       -        ------        -
Commercial and CRE                    $1,035,656      62%      $  980,437     61%    $  773,044      55%
Residential                              432,518      26          433,220     27        444,728      32
Consumer                                 219,675      13          216,283     14        208,591      15
Allowance for loan losses                (24,939)     (1)         (24,647)    (2)       (23,139)     (2)
                                      ----------     ---       ----------    ---     ----------     ---
Net Loans                             $1,662,910     100%      $1,605,293    100%    $1,403,224     100%
                                      ==========     ===       ==========    ===     ==========     ===


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                                                                               3


         The Company's provision for loan losses was $772,000 in the second quarter of 2005, compared to $687,000 in the same period last year. This increase reflects, among other things, the Company's strong loan growth, particularly in commercial and CRE loans. At June 30, 2005, the allowance for loan losses was 1.48% of total loans, compared to 1.51% at March 31, 2005 and 1.62% at June 30, 2004. NPA as a percentage of total assets were 0.22% at June 30, 2005 compared to 0.26% at March 31, 2005 and 0.22% at June 30, 2004 and
totaled $6.0 million at June 30, 2005, an improvement from the $6.7 million reported at March 31, 2005 and an increase from the $5.3 million reported at June 30, 2004. Annualized net charge-offs in the second quarter of 2005 were 0.12% of average loans compared to 0.04% for the first quarter of 2005, and 0.08% for the second quarter in 2004.

Deposits

           Core deposit relationships (demand deposits, money market and savings accounts) increased $23.3 million, or 3% during the quarter and increased $137.6 million, or 20% over the same period last year. Total retail deposits increased $24.9 million, or 2%, during the second quarter to $1.1 billion at June 30, 2005 and increased $192.7 million, or 21% over June 30, 2004. This continued deposit growth was due, in part, to the opening of three new retail banking offices during 2004, and from deposits attributable to commercial banking relationships. In addition, growth in the Company's "High-Performance Checking" initiative continues to contribute to deposit balances. The following table summarizes the current retail deposit balances and composition as well as recent changes in balances and composition.


                                          At                       At                    At
      (Dollars in thousands)         Jun. 30, 2005             Mar. 31, 2005         Jun. 30, 2004
                                     -------------             -------------         -------------

                                      Amount       %            Amount      %         Amount     %
                                      ------       -            ------      -         ------     -
Non-interest demand                $  261,987      24%        $  256,926    24%       $229,842   25%
Interest bearing demand               120,232      11            106,834    10          94,662   10
Savings                               276,514      25            286,229    26         323,128   35
Money market                          167,854      15            153,347    14          41,380    5
                                   ----------     ---         ----------   ---        --------  ---
  Total core deposits                 826,587      75            803,336    74         689,012   75
Retail time                           280,652      25            278,986    26         225,549   25
                                   ----------     ---         ----------   ---        --------  ---
  Total retail deposits            $1,107,239     100%        $1,082,322   100%       $914,561  100%
                                   ==========     ===         ==========   ===        ========  ===

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                                                                               4


  Noninterest Income

         During the second quarter of 2005, the Company recorded noninterest income of $8.7 million, which was $494,000, or 6% greater than the second quarter of 2004 and $858,000, or 11% greater than the first quarter of 2005. The increase over the second quarter of 2004 was primarily due to increases of $689,000 in card and ATM income during the quarter, mostly the result of underlying growth in volumes. This increase was partially offset by lower income from mortgage banking activities of $257,000. The increase in comparison to the first quarter 2005 was mainly attributable to increases of $462,000 in card and ATM income, increased service charges on deposits of $309,000 and increased loan fee income of $143,000, resulting mostly from prepayment fees.

  Noninterest Expenses

         Noninterest expenses for the second quarter of 2005 totaled $15.6 million, which was $2.4 million, or 18% more than the same quarter last year and a $633,000 increase over the first quarter of 2005. The increase over the second quarter of 2004 was primarily in salaries, benefits and other compensation, marketing expenses and other operating expenses. These increases were mainly the result of the Company's growth efforts including branch expansion. The increase in noninterest expenses compared to the first quarter of 2005 was primarily due to marketing expenses which were $303,000 higher than the first quarter of 2005, reflecting expenses related to the promotion of "High-Performance Checking," and a campaign to increase market share for commercial banking. Also contributing to this quarter over quarter growth was the reversal of a $503,000 reserve for losses in the CashConnect (ATM) business that was recorded during the previous quarter. As a result of the continued growth in commercial banking, retail banking and the newly announced formation of the Wealth Management Services division, the Company expects that expenses will continue to grow over the next several quarters.

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                                                                               5



Capital Management

         During the second quarter of 2005, the Company repurchased 166,000 of its shares of common stock at an average price of $53.05 per share. At June 30, 2005, the Company had 382,064 shares, or nearly 6% of its 6.9 million outstanding shares remaining under its current share repurchase authorization.

         The ratio of tangible equity to assets was 7.10% at June 30, 2005. The Tier 1 capital ratio was 13.39%, which is more than double the 6.00% level required to be considered "well-capitalized" under regulatory definitions. Tangible book value per share was $27.92 at June 30, 2005.

         Marvin N. Schoenhals, Chairman and President of WSFS, said, "We are very proud of our second quarter results which reflect the continued growth and strength of our banking franchise." Mr. Schoenhals went on to say, "During the quarter, WSFS passed the benchmark of $1 billion in commercial loan balances as we have continued to build relationships with businesses in our market. Our commitment to strengthening the core of Delaware is also evident in our retail and wealth management activities, as we have plans to open and renovate two to four branches per year, and have recently announced the formation of a Wealth Management Services division."

         WSFS Financial Corporation is a $2.7 billion financial services company. At June 30, 2005, its principal subsidiary, Wilmington Savings Fund
Society, FSB, operated 24 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other continuing operating subsidiaries include: WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and WSFS Reit, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
                                   ----------------

                                      * * *

         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #

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                                                                               6


WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)


                                                              Three months ended                      Six months ended
                                                 ----------------------------------------------   ------------------------------
                                                    June 30,        March 31,        June 30,        June 30,        June 30,
                                                      2005             2005            2004            2005            2004
                                                 ---------------    -----------     -----------   ---------------   ------------
Interest income:
Interest and fees on loans                       $       25,447      $  23,157      $   18,222    $       48,604       $ 36,322
Interest on mortgage-backed securities                    6,444          5,874           4,689            12,318          9,416
Interest and dividends on investment securities             639            755           1,219             1,394          2,348
Other interest income                                       356            379             152               735            358
                                                 ---------------    -----------     -----------   ---------------   ------------
                                                         32,886         30,165          24,282            63,051         48,444
                                                 ---------------    -----------     -----------   ---------------   ------------
Interest expense:
Interest on deposits                                      4,662          4,087           1,832             8,749          3,625
Interest on Federal Home Loan Bank advances               7,263          6,187           5,886            13,450         11,441
Interest on federal funds purchased and
   securities sold under agreements to repurchase         1,092          1,011             413             2,103            813
Interest on trust preferred borrowings                    1,967            712             503             2,679            999
Interest on other borrowings                                124             55              40               179             78
                                                 ---------------    -----------     -----------   ---------------   ------------
                                                         15,108         12,052           8,674            27,160         16,956
                                                 ---------------    -----------     -----------   ---------------   ------------

Net interest income                                      17,778         18,113          15,608            35,891         31,488
Provision for loan losses                                   772            579             687             1,351          1,374
                                                 ---------------    -----------     -----------   ---------------   ------------

Net interest income after provision for
  loan losses                                            17,006         17,534          14,921            34,540         30,114
                                                 ---------------    -----------     -----------   ---------------   ------------

Noninterest income:
Credit/debit card and ATM income                          3,665          3,203           2,976             6,868          5,640
Deposit service charges                                   2,487          2,178           2,366             4,665          4,701
Investment advisory income                                  619            608             549             1,227          1,087
Bank owned life insurance income                            527            496             626             1,023          1,105
Loan fee income                                             569            426             627               995          1,158
Mortgage banking activities, net                             37            144             294               181            367
Securities gains                                              -              -               2                 -            224
Other income                                                810            801             780             1,611          1,496
                                                 ---------------    -----------     -----------   ---------------   ------------
                                                          8,714          7,856           8,220            16,570         15,778
                                                 ---------------    -----------     -----------   ---------------   ------------
Noninterest expenses:
Salaries, benefits and other compensation                 8,494          8,822           7,406            17,316         15,049
Occupancy expense                                         1,263          1,276           1,122             2,539          2,271
Equipment expense                                           954            983             925             1,937          1,790
Data processing and operations expense                      998            911             837             1,909          1,599
Marketing expense                                           828            525             541             1,353          1,061
Professional fees                                           498            553             309             1,051            831
Other operating expenses                                  2,568          1,900           2,049             4,468          3,826
                                                 ---------------    -----------     -----------   ---------------   ------------
                                                         15,603         14,970          13,189            30,573         26,427
                                                 ---------------    -----------     -----------   ---------------   ------------

Income before minority interest and taxes                10,117         10,420           9,952            20,537         19,465
Less minority interest                                       37             37              47                74             92
                                                 ---------------    -----------     -----------   ---------------   ------------
Income before taxes                                      10,080         10,383           9,905            20,463         19,373
Income tax provision                                      3,514          3,593           3,638             7,107          6,924
                                                 ---------------    -----------     -----------   ---------------   ------------
Net income                                       $        6,566     $    6,790      $    6,267    $       13,356    $    12,449
                                                 ===============    ===========     ===========   ===============   ============

Diluted earnings per share:
Net income                                       $         0.90     $     0.90      $     0.82    $         1.80    $      1.62
                                                 ===============    ===========     ===========   ===============   ============

Weighted average shares outstanding for
diluted EPS                                           7,313,355      7,508,827       7,604,845         7,412,573      7,703,868
=================================================================================================================================
Performance Ratios:

Return on average assets (a)                               0.99%          1.07%           1.09%             1.03%          1.10%
Return on average equity (a)                              13.52          13.66           13.26             13.59          12.98
Net interest margin (a)(b)                                 3.03           3.23            3.07              3.13           3.15
Efficiency ratio (c)                                      58.28          57.04           54.71             57.66          55.25
=================================================================================================================================

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)


                                                    June 30,          March 31,        June 30,
                                                      2005              2005             2004
                                                 ----------------   --------------   -------------
Summary Statement of Condition:

Assets:
Cash and due from banks                          $        56,776    $      52,733    $     55,979
Cash in non-owned ATMs                                   137,203          129,688         123,777
Investment securities (d)(e)                              98,091           96,706         122,064
Other investments                                         46,606           44,004          62,719
Mortgage-backed securities (d)                           586,259          577,670         527,312
Net loans (f)(g)                                       1,662,910        1,605,293       1,403,224
Loans held for sale (f)                                    1,429            2,387           1,064
Bank owned life insurance                                 53,213           52,686          51,105
Other assets                                              57,132           60,353          49,065
Loans, operating leases and
 other assets of discontinued operations                     227              557           3,645
                                                 ----------------   --------------   -------------
    Total assets                                 $     2,699,846    $   2,622,077    $  2,399,954
                                                 ================   ==============   =============

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits                     $       261,987    $     256,926    $    229,842
Interest-bearing deposits                                845,252          825,396         684,719
                                                 ----------------   --------------   -------------
    Total retail deposits                              1,107,239        1,082,322         914,561
Jumbo CDs - non retail                                    35,930           45,511          45,300
Brokered CDs                                             203,400          170,921          74,974
                                                 ----------------   --------------   -------------
    Total deposits                                     1,346,569        1,298,754       1,034,835


Federal Home Loan Bank advances                          902,943          868,004         930,181
Other borrowings                                         236,916          244,881         241,604
Other liabilities                                         20,047           19,208          15,373
                                                 ----------------   --------------   -------------

    Total liabilities                                  2,506,475        2,430,847       2,221,993
                                                 ----------------   --------------   -------------

Minority interest                                            184              213             237

Stockholders' equity                                     193,187          191,017         177,724
                                                 ----------------   --------------   -------------

Total liabilities, minority interest and
   stockholders' equity                          $     2,699,846    $   2,622,077    $  2,399,954
                                                 ================   ==============   =============

==================================================================================================
Capital Ratios:

Equity to asset ratio                                       7.16 %           7.28 %          7.41 %
Tangible equity to asset ratio                              7.10             7.23            7.36
Core capital (h) (required:  4.00%)                         9.15             9.12            9.49
Tier 1 Capital (h) (required 4.00%)                        13.39            13.51           14.94
Risk-based capital (h) (required:  8.00%)                  14.34            14.36           15.80

==================================================================================================

Asset Quality Indicators:

Nonperforming Assets:
Nonaccruing loans                                $         5,602    $       6,294    $      5,172
Assets acquired through foreclosure                          372              425             175
                                                 ----------------   --------------   -------------
     Total nonperforming assets                  $         5,974    $       6,719    $      5,347
                                                 ================   ==============   =============

Past due loans (i)                               $           370    $         349    $        301

Allowance for loan losses                        $        24,939    $      24,647    $     23,139

Ratio of nonperforming assets to total assets               0.22%            0.26%           0.22%
Ratio of allowance for loan losses to total gross
     loans (j)                                              1.48             1.51            1.62
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                               424              373             425
Ratio of quarterly net charge-offs to
     average gross loans (a)(f)                             0.12             0.04            0.08

==================================================================================================

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)


                                                                      Three months ended
                         -----------------------------------------------------------------------------------------------------------
                                       June 30, 2005                    March 31, 2005                      June 30, 2004
                         ------------------------------------- ---------------------------------    --------------------------------
                            Average                Yield/       Average                Yield/        Average               Yield/
                            Balance    Interest  Rate (a)(b)    Balance    Interest  Rate (a)(b)     Balance   Interest  Rate (a)(b)
                         ------------ ---------  -----------   ----------  --------  -----------    ---------  --------  --------
Assets:
Interest-earning assets:

Loans: (f) (l)
  Commercial
    real estate loans   $    572,714  $   9,576    6.69 %     $  550,790  $  8,584     6.23 %     $  406,101   $ 5,424      5.34 %
  Residential
    real estate loans        429,787      5,524    5.14          437,109     5,580     5.11          446,039     5,864      5.26
  Commercial loans           434,056      6,686    6.35          385,439     5,489     5.98          337,152     3,740      4.72
  Consumer loans             218,328      3,633    6.67          212,762     3,469     6.61          201,013     3,163      6.33
                        ------------- ----------              ----------- ---------               -----------  --------
     Total loans           1,654,885     25,419    6.21        1,586,100    23,122     5.90        1,390,305    18,191      5.31
Mortgage-backed
  securities (d)             583,785      6,444    4.42          542,965     5,874     4.33          511,379     4,689      3.67
Loans held-for-sale (f)        2,107         28    5.32            2,510        35     5.58            2,423        31      5.12
Investment securities
  (d)(e)                      97,459        639    2.62           97,194       755     3.11          121,179     1,219      4.02
Other interest-earning
  assets                      49,434        356    2.89           45,950       379     3.30           45,601       152      1.33
                        ------------- ----------              ----------- ---------               -----------  --------
     Total interest-
       earning assets      2,387,670     32,886    5.56        2,274,719    30,165     5.35        2,070,887    24,282      4.74
                                      ----------                          ---------                            --------

Allowance for loan losses    (24,842)                            (24,377)                            (22,899)
Cash and due from banks       51,945                              54,011                              49,512
Cash in non-owned ATMs       127,760                             123,306                             112,559
Loans, operating leases
  and other assets of
  discontinued operations        577                                 988                               5,663
Bank owned life insurance     52,877                              52,367                              50,691
Other noninterest-earning
  assets                      53,342                              53,322                              43,027
                        -------------                         -----------                         -----------
     Total assets        $ 2,649,329                          $2,534,336                          $2,309,440
                        =============                         ===========                         ===========

Liabilities and
Stockholders' Equity:
Interest-bearing
liabilities:
Interest bearing deposits:
   Interest-bearing
     demand             $    110,565  $      66    0.24       $   99,596  $     59     0.24       $   83,720   $    51      0.25
   Money market              162,934        747    1.84          141,107       590     1.70           36,012        33      0.37
   Savings                   280,668        280    0.40          285,462       271     0.39          322,682       326      0.41
   Retail time deposits      278,253      1,882    2.71          286,722     1,851     2.62          222,589     1,024      1.85
                        ------------- ----------              ----------- ---------               -----------  --------
     Total interest-
       bearing retail
       deposits              832,420      2,975    1.43          812,887     2,771     1.38          665,003     1,434      0.87
   Jumbo certificates of
     deposit-nonretail        39,081        280    2.87           45,250       294     2.63           45,942       168      1.47
   Brokered certificates
     of deposit              182,220      1,407    3.10          156,471     1,022     2.65           59,841       230      1.55
                        ------------- ----------              ----------- ---------               -----------  --------
     Total interest-
       bearing deposits    1,053,721      4,662    1.77        1,014,608     4,087     1.63          770,786     1,832      0.96

FHLB of Pittsburgh advances  889,641      7,267    3.23          819,476     6,191     3.02          869,267     5,933      2.70
Trust preferred borrowings    66,161      1,967   11.76           51,547       712     5.53           51,547       503      3.86
Other borrowed funds         177,090      1,216    2.75          194,210     1,066     2.20          193,678       453      0.94
Cost of funding
  discontinued operations                    (4)                                (4)                                (47)
                        ------------- ----------              ----------- ---------               -----------  --------
     Total interest-
       bearing liabilities 2,186,613     15,108    2.76        2,079,841    12,052     2.32        1,885,278     8,674      1.84
                                      ----------                          ---------                            --------

Noninterest-bearing demand
  deposits                   252,134                             239,590                             221,141
Other noninterest-bearing
  liabilities                 16,061                              15,861                              13,767
Minority interest                195                                 224                                 213
Stockholders' equity         194,326                             198,820                             189,041
                        -------------                         -----------                         -----------
Total liabilities and
  stockholders' equity   $ 2,649,329                          $2,534,336                          $2,309,440
                        =============                         ===========                         ===========

Excess of interest-
  earning assets
  over interest-
  bearing liabilities    $   201,057                          $  194,878                          $  185,609
                        =============                         ===========                         ===========

Net interest and
  dividend income                     $  17,778                            $18,113                             $15,608
                                      ==========                          =========                            ========

Interest rate spread                               2.80%                               3.03%                                2.90%
                                                  ======                            ========                             ========

Net interest margin                                3.03%                               3.23%                                3.07%
                                                  ======                            ========                             ========

See "Notes"

     WSFS FINANCIAL CORPORATION
     FINANCIAL HIGHLIGHTS (Continued)
     (Dollars in thousands, except per share data)
     (Unaudited)


                                                                    Three months ended                Six months ended
                                                         --------------------------------------  --------------------------
                                                           June 30,      March 31,     June 30,     June 30,       June 30,
                                                             2005          2005          2004         2005           2004
                                                         --------------------------------------  --------------------------
     Stock Information:

     Market price of common stock:
         High                                              $ 55.91       $ 59.91       $ 50.75      $ 59.91        $ 51.40
         Low                                                 49.80         52.20         45.03        49.80          44.43
         Close                                               54.71         52.56         48.56        54.71          48.56
     Book value per share                                    28.16         27.29         25.33
     Tangible book value per share                           27.92         27.06         25.18
     Number of shares outstanding (000s)                     6,860         6,998         7,016
     =======================================================================================================================
     Other Financial Data:

     One-year repricing gap to total assets (m)               0.50 %       (1.22)%       (4.92)%
     Number of associates (FTEs) (n)                           516           487           471
     Number of branch offices                                   24            24            23
     =======================================================================================================================

     Notes:

(a)  Annualized.
(b)  Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and other income. (d) Includes securities available-for-sale. (e) Includes reverse mortgages.
(f)  Net of unearned income. (g) Net of allowance for loan losses.
(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries. (i) Accruing loans which are contractually past due 90 days or more as to principal or interest. (j) Excludes loans held-for-sale.
(k)  Includes general reserves only.
(l)  Nonperforming loans are included in average balance computations.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(n) Includes the FTEs of WCC (discontinued operations) and Cypress Capital Management (controlled, but not wholly owned subsidiary).